Exhibit 5.2

April 18, 2016	Direct Dial:
(907) 263-8255
E-Mail: fodsen@hglawfirm.net

The GEO Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487

Re:	Public Offering of $350,000,000 6.00% Senior Notes due 2026 of
The	GEO Group, Inc.

Ladies and Gentlemen:

We have acted as special Alaska counsel to Cornell Corrections of Alaska, Inc., an Alaska corporation (the “Company”) and to GEO Reentry Services of Alaska, Inc., an Alaska corporation (“GEO Reentry Alaska”) in connection with (i) that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on September 12, 2014, as amended (the “Registration Statement”) by The GEO Group, Inc. (“Parent”), the Company and certain other subsidiaries of the Company (collectively, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the Parent’s offering and sale of $350,000,000 6.00% Senior Notes due 2026 (the “Notes”) and the related guarantees of the Notes by the Subsidiary Guarantors (the “Note Guarantees”). The Registration Statement registers the offering from time to time, pursuant to Rule 415 under the Act, of (i) common stock, par value $0.01 per share, of the Parent (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Parent (the “Preferred Stock”), (iii) the debt securities of the Parent which may be senior or subordinated (the “Debt Securities”), (iv) guarantees of the Debt Securities by one or more of the Subsidiary Guarantors, including the Company and GEO Reentry Alaska (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”), and (vi) units consisting of one or more of the Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination thereof (the “Units”) (collectively, the Common Stock,

The GEO Group, Inc.

April 18, 2016

Preferred Stock, Debt Securities and Warrants are referred to as the “Securities”). The Notes and the Note Guarantees are being offered and sold as described in the prospectus, dated September 12, 2014, contained in the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement dated April 11, 2016 (the “Preliminary Prospectus Supplement”) and the final prospectus supplement thereto, dated April 11, 2016 (the “Final Prospectus Supplement” and, together with the Base Prospectus and the Preliminary Prospectus Supplement (the “Prospectus”). The Notes are to be issued under the Indenture, dated as of September 25, 2014, between Parent and Wells Fargo Bank, National Association, as trustee (the “Trustee”) in substantially the same form as the form of Indenture for senior debt securities filed with the Registration Statement (the “Base Indenture”). Certain terms of Notes and Note Guarantees are being established pursuant to a Second Supplemental Indenture, dated April 18, 2016, among Parent, the Subsidiary Guarantors and the Trustee, to the Base Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion, we have reviewed originals or copies of the following documents (the “Reference Documents”):

(1)	the Registration Statement and the Prospectus;

(2)	the Base Indenture and the Supplemental Indenture;

(3)	the Articles of Incorporation of the Company, dated August 3, 1998, certified by the Company as of April 18, 2016 to be presently in effect (the “Articles of Incorporation”);

(4)	Articles of Incorporation of GEO Reentry Alaska dated December 12, 2014, certified by GEO Reentry of Alaska as of April 18, 2016 to be presently in effect (the “GEO Reentry Alaska Articles of Incorporation”);

(5)	Articles of Amendment dated August 13, 2015, relative to GEO Reentry Alaska, certified by GEO Reentry of Alaska as of April 18, 2016 to be presently in effect (the “GEO Reentry Alaska Articles of Amendment”);

The GEO Group, Inc.

April 18, 2016

(6)	the By-Laws of the Company, dated August 5, 1998 (the “By-Laws”), certified by the Company as of April 18, 2016 to be presently in effect

(7)	the By-Laws of GEO Reentry Alaska adopted by the Board of Directors of GEO Reentry Alaska, certified by GEO Reentry Alaska as of April 18, 2016 to be presently in effect (the “GEO Reentry Alaska By-Laws”).

(8)	Action by Unanimous Written Consent of the Directors, Managers and General Partners of those Entities Listed on Annex A attached thereto dated April 4, 2016 and the resolutions contained therein by the board of directors of the Company and GEO Reentry Alaska relating to the offering and sale of the Note Guarantees certified by the Company and GEO Reentry Alaska as of April 18, 2016 (the “April 4, 2016 Resolutions”);

(9)	the Certificates of Compliance dated April 5, 2016 with respect to the Company and GEO Reentry Alaska issued by the Department of Commerce, Community and Economic Development, Division of Corporations, Business and Professional Licensing of the State of Alaska (the “Certificates of Compliance”); and

(10)	that certain Certificate to Counsel dated April 18, 2016 provided to the undersigned counsel by Brian R. Evans, Senior Vice President and Chief Financial Officer of the Parent and Vice President and Chief Financial Officer of the Company and GEO Reentry Alaska.

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and GEO Reentry Alaska, such agreements, certificates of public officials, certificates of officers or other representatives of the Company and GEO Reentry Alaska and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document

The GEO Group, Inc.

April 18, 2016

reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Registration Statement other than the Company and GEO Reentry Alaska; (d) the entity power of each party to the Registration Statement (other than the Company and GEO Reentry Alaska) to execute, deliver and perform the Registration Statement and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Company and GEO Reentry Alaska) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement by such party; (f) as to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Company and GEO Reentry Alaska; (g) the April 4, 2016 Resolutions have not been modified, amended, revoked or rescinded; and (h) the Articles of Incorporation, GEO Reentry Alaska Articles of Incorporation, GEO Reentry Alaska Articles of Amendment, and the By-Laws and the GEO Reentry Alaska By-Laws have not been modified, amended, revoked or rescinded in a manner that invalidates the April 4, 2016 Resolutions.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

1.	Based solely on the Certificates of Compliance, the Company and GEO Reentry Alaska are both Alaska corporations that are validly existing and in good standing under Alaska law.

2.	The Company and GEO Reentry Alaska each have the corporate power and authority to execute, deliver and perform its respective obligations under the Supplemental Indenture and have taken the required steps to authorize the execution and delivery of the Supplemental Indenture under the laws of the State of Alaska.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Alaska, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

The GEO Group, Inc.

April 18, 2016

We are providing no opinion whatsoever with respect to the compliance by the Company, GEO Reentry Alaska or the Parent with any federal securities laws or any State of Alaska securities or Blue Sky laws applicable to the Registration Statement or otherwise.

We are not expressing any opinion or making any representations in any manner whatsoever as to the assets, liabilities, net worth, earnings, creditworthiness or other financial condition of the Company, GEO Reentry Alaska or the Parent.

This opinion letter is furnished to you in connection with the filing of the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Sincerely,

HUGHES GORSKI SEEDORF ODSEN & TERVOOREN, LLC

By:	/s/ Frederick J. Odsen Frederick J. Odsen

FJO: 354380